UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2011 (March 17, 2011)

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Tesco Corporation (the “Company”) with the Securities and Exchange Commission on March 23, 2011 under Item 3.01(b) (the “Original Report”).  The Amendment is being filed to include the information set forth below that is required under Item 3.01(c).

 Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c) On March 24, 2011, the Company received a letter from the staff  (the “Staff”) of The Nasdaq Stock Market, Inc. (“NASDAQ”) Listing Qualifications Department indicating that, as reported to NASDAQ by the Company in its letter dated March 17, 2011 described in the Original Report, the Company did not comply with NASDAQ Listing Rule 5605(c)(2)(A) (the “Rule”) from May 18, 2010 to March 8, 2011 as the result of the service of  Mr. John Reynolds on the Company’s audit committee (the “Audit Committee”) during that period.  The letter indicated that the Staff determined that the Company regained compliance with the Rule effective March 8, 2011 when Mr. Fred Dyment replaced Mr. Reynolds on the Audit Committee, and that, subject to the public disclosure requirements of NASDAQ, this matter is now closed.  Mr. Reynolds will continue to serve on the Company's Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: March 28, 2011	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel